                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

The  undersigned  hereby  appoints  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss and Jeffrey M. Solomon,  or any of them, his true and lawful attorney-in fact and agent to execute  for and on behalf of the  undersigned  all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of
1934 and the  rules  thereunder  as a  result  of the  undersigned's  beneficial ownership of, or participation in a group with respect to, securities,  directly or indirectly  beneficially owned by Ramius Capital Group,  L.L.C. or any of its
affiliates,   of  The   Lamson  &  Sessions   Co.,   and   granting   unto  said
attorney-in-fact  and agent full power and  authority to do and perform each and every act and thing which he might or could do in person,  hereby  ratifying and confirming all that said  attorney-in-fact and agent may lawfully do or cause to be done by virtue  hereof.  The  authority  of Peter A. Cohen,  Morgan B. Stark,
Thomas W. Strauss and Jeffrey M.  Solomon,  or any of them,  under this Power of
Attorney  shall remain in full force and effect with respect to the  undersigned until the  undersigned  is no longer  required  to file Forms 3, 4, and 5 unless revoked earlier in writing.

Date: August 6, 2007

/s/ Peter A. Cohen
----------------------
Peter A. Cohen

/s/ Morgan B. Stark
----------------------
Morgan B. Stark

/s/ Jeffrey M. Solomon
----------------------
Jeffrey M. Solomon

/s/ Thomas W. Strauss
----------------------
Thomas W. Strauss